Exhibit 4.4

SMART ABS SERIES 2012-4US TRUST

GENERAL SECURITY DEED

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

THE BANK OF NEW YORK MELLON

P.T. LIMITED

ABN 67 004 454 666

THIS GENERAL SECURITY DEED is made at Sydney on 25 September 2012

PARTIES:

(1)	P.T. LIMITED ABN 67 004 454 666 of Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000 (hereinafter included in the expression the Security Trustee).

(2)	MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 42 003 435 443 of Level 1, 1 Martin Place, Sydney NSW 2000 (hereinafter included in the expression the Manager).

(3)	PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 of Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000 in its capacity as trustee of the Secured Series Trust (as hereinafter defined) (hereinafter included in the expression the Trustee).

(4)	THE BANK OF NEW YORK MELLON and having its office at 101 Barclay Street, Floor 4 East, New York, New York 10286 in its capacity as US$ note trustee of the Secured Series Trust (hereinafter included in the expression the US$ Note Trustee).

BACKGROUND:

(A)	The parties to this General Security Deed (other than the US$ Note Trustee) are parties to the Master Security Trust Deed.

(B)	The Master Security Trust Deed provides that the Manager may, if it proposes that a Series Trust (as defined in the Master Trust Deed) be a Secured Series Trust (as defined in the Master Security Trust Deed), provide to the Security Trustee and the Trustee a General Security Deed and upon due execution and delivery of that General Security Deed by the parties thereto, that Series Trust will become a Secured Series Trust (as defined in the Master Security Trust Deed) for the purposes of the Master Security Trust Deed.

(C)	The Manager proposes that the Secured Series Trust be a Secured Series Trust and a Foreign Currency Trust for the purposes of the Master Security Trust Deed.

(D)	The US$ Note Trustee has been appointed as trustee under the US$ Note Trust Deed to act on behalf of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, being the US$ Noteholders (as defined in the US$ Note Trust Deed).

Operative Provisions

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Deed, unless the context indicates a contrary intention:

Agency Agreement means the Agency Agreement dated on or after the date of this Deed between the Trustee, the Manager, the US$ Note Trustee, the US$ Note Registrar, the Principal Paying Agent and the Agent Bank, as amended and supplemented from time to time.

Charge means the charge over the Non-PPSA Secured Property created under Clause 3(b).

Currency Swap means the currency swap entered into:

(a)	in relation to the Class A-1 Notes, the Class A-2a Notes, the Class A-3a Notes and the Class A-4a Notes, substantially on the terms of Annexure 1 of the Currency Swap Agreement (within the meaning of paragraph (a) of the definition of that term); and

(b)	in relation to the Class A-2b Notes, the Class A-3b Notes and the Class A-4b Notes, substantially on the terms of Annexure 2 of the Currency Swap Agreement (within the meaning of paragraph (a) of the definition of that term), or, in relation to any Class A Note, on the terms of any other Currency Swap Agreement (within the meaning of paragraph (b) of the definition of that term) provided the Manager has issued a Rating Notification in relation to the entering into of that other Currency Swap Agreement.

Currency Swap Agreement means

(a)	the ISDA Master Agreement dated on or after the date of this Deed to which the Trustee, the Manager and Australia and New Zealand Banking Group Limited ABN 11 005 357 522 are a party and which sets out the terms and conditions for each Currency Swap, as amended and supplemented from time to time; and/or

(b)	any agreement in the form (with agreed amendments) of an ISDA Master Agreement to which the Trustee and the Manager are a party where such agreement is in substitution (in whole or part) of an existing Currency Swap Agreement, which, in each case, is satisfactory to the Manager and to the Trustee and where, in relation to the entering into of the agreement referred to in paragraph (b), the Manager has issued a Rating Notification.

Currency Swap Termination Proceeds means the US$ proceeds (if any) received from the Currency Swap Provider under a Currency Swap as a result of the occurrence (if any) of an “Early Termination Date” (as defined in the Currency Swap Agreement) thereunder, and includes any interest earned and credited thereon whilst such proceeds are invested in the US$ interest bearing account referred to in Clause 4.3.

Deed of Assumption means the Deed of Assumption dated 27 February 2007 between Macquarie Securities Management Pty Limited ABN 26 003 435 443 and Perpetual Trustee Company Limited ABN 42 000 001 007.

Fixed Rate Swap means any fixed rate swap entered into:

(a)	on the terms of the Fixed Rate Swap Agreement in relation to the Series Trust and which is dated on or after the date of this Deed between the Trustee, Macquarie Bank Limited ABN 46 008 583 542; or

(b)	on the terms of any other Fixed Rate Swap Agreement that replaces that Fixed Rate Swap Agreement provided the Manager has issued a Rating Notification in relation to the entering into of that other Fixed Rate Swap Agreement.

Fixed Rate Swap Agreement means:

(a)	the ISDA Master Agreement dated on or after the date of this Deed to which the Trustee, the Manager and Macquarie Bank Limited ABN 46 008 583 542 as a Fixed Rate Swap Provider are a party and which sets out the terms and conditions for any Fixed Rate Swap; or

(b)	any agreement in the form (with agreed amendments) of an ISDA Master Agreement to which the Trustee and the Manager are a party where such agreement is in substitution (in whole or part) of an existing Fixed Rate Swap Agreement, which, in each case, is satisfactory to the Manager and to the Trustee and where, in relation to the entering into of the agreement referred to in paragraph (b), the Manager has issued a Rating Notification.

Fixed Rate Swap Provider at any time means the party which is “Party A” under the Fixed Rate Swap Agreement for the Fixed Rate Swap at that time.

Foreign Currency Noteholders has the meaning given to that term under Clause 7(c).

Master Sale and Servicing Deed means the Master Sale and Servicing Deed dated 27 February 2007 between the Trustee, the Manager and the Seller, as amended and supplemented from time to time.

Master Security Trust Deed means The SMART ABS Trusts Master Security Trust Deed dated 27 February 2007 between the Trustee, the Security Trustee and the Manager, as amended and supplemented from time to time.

Master Trust Deed means The SMART ABS Trusts Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ABN 42 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time.

Non-PPSA Secured Property means, in relation to the Secured Series Trust, all Secured Property other than any PPSA Secured Property.

Note means a Note issued or to be issued, as the context requires, by the Trustee as trustee of the Series Trust as contemplated by clause 4 of the Series Supplement.

Obligations means the totality of all the obligations and liabilities of the Trustee:

(a)	to the Secured Creditors under or arising from or in connection with at any time and for any reason or circumstance whatsoever, the Transaction Documents in relation to the Secured Series Trust; and

(b)	to the Security Trustee arising under or in connection with the Master Security Trust Deed or this Deed,

whether such obligations and liabilities are liquidated or not, are contingent or presently accrued due or relate to the payment of money or the performance or omission of any act or thing, and includes all rights sounding in damages only.

PPSA Secured Property means, in relation to the Secured Series Trust, all Secured Property which is “personal property” for the purposes of the PPSA.

Prior Interest has the same meaning as in the Master Security Trust Deed.

Regulation AB Compliance Agreement has the meaning given to that term in the Series Supplement.

Secured Creditors means, in relation to the Secured Series Trust, the persons set out in paragraph 2 of Schedule 1.

Secured Moneys means, in relation to the Secured Series Trust, the moneys set out in paragraph 3 of Schedule 1.

Secured Property means, in relation to the Secured Series Trust, the property set out in paragraph 1 of Schedule 1.

Secured Series Trust means the trust known as SMART ABS Series 2012-4US Trust established pursuant to the Master Trust Deed and the Trust Creation Deed.

Security means the Security Interests over the PPSA Secured Property and the Non-PPSA Secured Property granted under Clause 3.

Series Supplement means the Series Supplement dated on or about the date of this Deed between the Trustee, the Manager and the Seller, as amended and supplemented from time to time.

TIA means the Trust Indenture Act of 1939 of the United States of America, as amended.

Transaction Documents means, in relation to the Secured Series Trust:

(a)	this Deed;

(b)	the Master Trust Deed (in so far as it relates to the Secured Series Trust);

(c)	the Master Security Trust Deed (in so far as it relates to the Secured Series Trust);

(d)	the Master Sale and Servicing Deed (in so far as it relates to the Secured Series Trust);

(e)	the Deed of Assumption;

(f)	the Trust Creation Deed;

(g)	the Series Supplement;

(h)	the Agency Agreement;

(i)	the Fixed Rate Swap Agreement;

(j)	the Currency Swap Agreement;

(k)	each Currency Swap;

(l)	the Fixed Rate Swap;

(m)	each Note;

(n)	each Letter of Offer and each Transfer Proposal relating to the Secured Series Trust;

(o)	the US$ Note Trust Deed;

(p)	the Underwriting Agreement;

(q)	the Regulation AB Compliance Agreement; and

(r)	such other documents as are agreed from time to time in writing between the Trustee and the Manager, prior notification of which has been given to each Rating Agency by the Manager.

Trust Creation Deed means the Trust Creation Deed dated on or about the date of this Deed executed by Perpetual Trustee Company Limited in accordance with the Master Trust Deed, as amended and supplemented from time to time.

Underwriting Agreement means the US$ Underwriting Agreement relating to the Secured Series Trust dated on or about the date of this Deed made between the Trustee, Macquarie Leasing Pty Limited, the Manager and the underwriters under that agreement.

US$ Note Trust has the same meaning as in the US$ Note Trust Deed.

US$ Note Trust Deed means the deed dated on or about the date of this Deed between the US$ Note Trustee, the Trustee, Macquarie Leasing Pty Limited and the Manager, as amended and supplemented from time to time.

Voting Secured Creditor means:

(a)	for so long as the Secured Moneys of the Noteholders are 75% or more of total Secured Moneys:

(i)	if any Class A Note then remains outstanding, the US$ Note Trustee (or, if the US$ Note Trustee has become bound to take steps or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders) in respect of the outstanding Class A-1 Notes, the outstanding Class A-2 Notes, the outstanding Class A-3 Notes and the outstanding Class A-4 Notes;

(ii)	if no Class A Note remains outstanding, the Class B Noteholders;

(iii)	if no Class A Note or Class B Note remains outstanding, the Class C Noteholders;

(iv)	if no Class A Note, Class B Note or Class C Note remains outstanding, the Class D Noteholders;

(v)	if no Class A Note, Class B Note, Class C Note or Class D Note remains outstanding, the Class E Noteholders; and

(vi)	if no Class A Note, Class B Note, Class C Note, Class D Note or Class E Note remains outstanding, the Seller Noteholders;

(b)	for so long as the Secured Moneys of the Noteholders are less than 75% of total Secured Moneys:

(i)	each A$ Noteholder;

(ii)	the US$ Note Trustee in respect of Secured Moneys owing to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders (or, if the US$ Note Trustee has become bound to take steps or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders); and

(iii)	each other then Secured Creditor (other than an A$ Noteholder, a Class A-1 Noteholder, a Class A-2 Noteholder, a Class A-3 Noteholder or a Class A-4 Noteholder).

1.2	Interpretation

Clause 1.2 of the Master Trust Deed is taken to be incorporated in this Deed as if set out in full in it.

1.3	Incorporation of definitions from Series Supplement

Subject to Clause 1.4, unless otherwise defined in this Deed or unless otherwise indicated in this Deed, words and expressions defined (including by incorporation from, or by reference to, another document) in the Series Supplement have the same meanings in this Deed. To the extent of any inconsistency between the Series Supplement and this Deed, the definitions in this Deed will prevail.

1.4	Incorporated definitions and other provisions

Where in this Deed a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of this Deed unless and until the amendment is consented to by all parties to this Deed.

1.5	Trustee’s capacity

The Trustee enters into this Deed only in its capacity as trustee of the Secured Series Trust and in no other capacity and a reference to the undertaking, assets, business or moneys of the Trustee is a reference to the undertaking, assets, business or moneys of the Trustee in this capacity only.

1.6	Limitation of Trustee’s liability

Clause 26 of the Master Security Trust Deed is taken to be incorporated in this Deed as if set out in full in it except that any reference to “a Secured Series Trust” or “that Secured Series Trust” is taken to be a reference to the Secured Series Trust.

1.7	Limitation of Security Trustee’s liability

Clause 14.4 of the Master Security Trust Deed is taken to be incorporated in this Deed as if set out in full in it except that any reference to “a Secured Series Trust” is taken to be a reference to the Secured Series Trust, any reference to “a General Security Deed” is taken to be a reference to this Deed and any reference to “a Security Trust” is taken to be a reference to the Security Trust established under clause 2.2 of the Master Security Trust Deed in relation to the Secured Series Trust.

1.8	US$ Note Trustee Bound by Master Security Trust Deed

Subject to Clauses 8.1, 8.6 and 8.7, the terms and conditions of the Master Security Trust Deed are binding on the US$ Note Trustee and all persons claiming through the US$ Note Trustee as if the US$ Note Trustee and such persons were a party to the Master Security Trust Deed. The US$ Note Trustee and all persons claiming through the US$ Note Trustee will have the benefit of, and are entitled to enforce, the Master Security Trust Deed in accordance with its terms even though they may not be a party to, or are not in existence at the time of execution and delivery of, the Master Security Trust Deed.

1.9	Benefit of Covenants under this Deed

Unless the context indicates a contrary intention, the Security Trustee holds the covenants, undertaking and other obligations and liabilities of the Trustee and the Manager under this Deed on trust for the benefit of the Secured Creditors on the terms and conditions of this Deed.

1.10	Amounts Outstanding

For the purposes of determining whether any amount constitutes Secured Moneys, for the purposes of clause 7(j) of the Master Security Trust Deed and for the purposes of clause 13.1 of the Master Security Trust Deed (and for these purposes only) the calculation of any amounts owing or due by the Trustee will be made without regard to any limitation on the Trustee’s liability that may be construed as meaning that such amounts are not owing or are not due and payable (and will be considered payable on a day fixed for their payment if this is subject to the Trustee having sufficient funds whether or not the Trustee has sufficient funds on that day).

1.11	Reference to documents

A reference to a document (including any Transaction Document) is to that document as varied, novated, ratified, replaced or restated from time to time, including for the avoidance of doubt any such variation, novation, ratification, replacement or restatement which has the effect directly or indirectly of increasing in any way the Secured Money.

1.12	Amendment

(a)	(Amendment): Subject to Clauses 1.12(b) and 1.12(c), this Deed may be amended only by written agreement between all parties to this Deed, provided that the Manager, the Trustee, the US$ Note Trustee and the Security Trustee may only agree to such amendment in accordance with the provisions of clause 23 of the Master Security Trust Deed.

(b)	(Compliance with the TIA): Any written agreement to amend any provision of this Deed pursuant to Clause 1.12(a) must conform, to the extent applicable, with the requirements of the TIA.

(c)	(Unconditional rights of US$ Noteholders): Notwithstanding any other provisions in this Deed, any US$ Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on each US$ Note held by it on or after the respective due dates thereof expressed in the Transaction Documents or to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such US$ Noteholder, except to the extent that the US$ Note Trust Deed or the Master Security Trust Deed and this Deed contain provisions limiting or denying the right of any US$ Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Security created by the Master Security Trust Deed and General Security Deed upon any property subject to such Security.

1.13	PPSA

The Security Trustee agrees to be bound by clause 16.19 of the Series Supplement (which will be in the form set out in Schedule 2) as if it was a party thereto.

1.14	Class of Higher Ranking Notes, Class of Subordinated Notes and Highest Ranking Class of Note

For the purpose only of the definitions of each of the terms “Class of Higher Ranking Notes”, “Class of Subordinated Notes” and “Highest Ranking Class of Note” in clause 1.1 of the Master Security Trust Deed and without affecting the operation of clause 13.1 of the Master Trust Deed or Clause 4 of this Deed, no Class A Note or Sub-Class of Class A Note ranks in priority to, above or below any other Class A Note or Sub-Class of Class A Note.

2.	APPOINTMENT OF SECURITY TRUSTEE

The Security Trustee is hereby appointed and agrees to act as trustee of the Security Trust constituted by this Deed on the terms and conditions in the Master Security Trust Deed and this Deed.

3.	SECURITY

The Trustee in its capacity as trustee of the Secured Series Trust:

(a)	grants, and the Security Trustee takes, a security interest (as defined in the PPSA) for the purposes of the PPSA in all of the Trustee’s present and future, right, title and interest in the PPSA Secured Property; and

(b)	charges all of the Trustee’s present and future, right, title and interest in the Non-PPSA Secured Property,

subject only to the Prior Interest relating to the Secured Series Trust, to the Security Trustee for the due and punctual performance, observance and fulfilment of the Obligations and the payment in full of all the Secured Moneys in relation to the Secured Series Trust on the terms and conditions contained in the Master Security Trust Deed, as may be amended, deleted or supplemented by this Deed.

4.	PRIORITY OF PAYMENTS TO SECURED CREDITORS

4.1	Payments

For the purposes of clause 13.1(e) of the Master Security Trust Deed, the order of payment of the Secured Moneys in relation to the Secured Series Trust is as follows:

(a)	(Payment of Currency Swap Termination Proceeds to Class A Noteholders): first, in payment pari passu and rateably:

(i)	to the Class A-1 Noteholders of the Currency Swap Termination Proceeds in relation to the Currency Swap for the Class A-1 Notes (if any) towards satisfaction of any Secured Moneys owing in relation to the Class A-1 Notes (such Secured Moneys for this purpose will be denominated in US$) (to be distributed pari passu and rateably amongst the Class A-1 Notes);

(ii)	to the Class A-2a Noteholders of the Currency Swap Termination Proceeds in relation to the Currency Swap for the Class A-2a Notes (if any) towards satisfaction of any Secured Moneys owing in relation to the Class A-2a Notes (such Secured Moneys for this purpose will be denominated in US$) (to be distributed pari passu and rateably amongst the Class A-2a Notes);

(iii)	to the Class A-2b Noteholders of the Currency Swap Termination Proceeds in relation to the Currency Swap for the Class A-2b Notes (if any) towards satisfaction of any Secured Moneys owing in relation to the Class A-2b Notes (such Secured Moneys for this purpose will be denominated in US$) (to be distributed pari passu and rateably amongst the Class A-2b Notes);

(iv)	to the Class A-3a Noteholders of the Currency Swap Termination Proceeds in relation to the Currency Swap for the Class A-3 Notes (if any) towards satisfaction of any Secured Moneys owing in relation to the Class A-3a Notes (such Secured Moneys for this purpose will be denominated in US$) (to be distributed pari passu and rateably amongst the Class A-3a Notes);

(v)	to the Class A-3b Noteholders of the Currency Swap Termination Proceeds in relation to the Currency Swap for the Class A-3b Notes (if any) towards satisfaction of any Secured Moneys owing in relation to the Class A-3b Notes (such Secured Moneys for this purpose will be denominated in US$) (to be distributed pari passu and rateably amongst the Class A-3b Notes);

(vi)	to the Class A-4a Noteholders of the Currency Swap Termination Proceeds in relation to the Currency Swap for the Class A-4a Notes (if any) towards satisfaction of any Secured Moneys owing in relation to the Class A-4a Notes (such Secured Moneys for this purpose will be denominated in US$) (to be distributed pari passu and rateably amongst the Class A-4a Notes); and

(vii)	to the Class A-4b Noteholders of the Currency Swap Termination Proceeds in relation to the Currency Swap for the Class A-4b Notes (if any) towards satisfaction of any Secured Moneys owing in relation to the Class A-4b Notes (such Secured Moneys for this purpose will be denominated in US$) (to be distributed pari passu and rateably amongst the Class A-4b Notes);

(b)	(Payment of Accrued Interest Adjustment): second, in payment to the Seller of so much of the Accrued Interest Adjustment in respect of the SMART Receivables forming part of the Assets of the Series Trust that has not then been paid to the Seller;

(c)	(Payment of Secured Moneys to Class A Noteholders, the Fixed Rate Swap Provider and the Currency Swap Provider): third, in payment pari passu and rateably:

(i)	to the Class A Noteholders of all Secured Moneys owing in relation to the Class A Notes after the application of Clause 4.1(a) above (the Australian dollar equivalent of the Secured Moneys owing in respect of the principal component of the Class A Notes for this purpose will be calculated in accordance with Clause 4.2(a) and based on the Collateralised Amount of the relevant Class A Notes; actual conversion of all amounts to be applied under this Clause 4.1(c)(i) from Australian dollars to US$ will occur in accordance with Clause 4.2(b)), to be applied amongst them:

(A)	first, towards all interest accrued but unpaid on the Class A Notes at that time (to be distributed pari passu and rateably amongst the Class A Notes);

(B)	second, in reduction of the Collateralised Amount in respect of the Class A-1 Notes at that time (to be distributed pari passu and rateably amongst the Class A-1 Notes); and

(C)	third, in reduction of the Collateralised Amount in respect of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at that time (to be distributed pari passu and rateably amongst the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes);

(ii)	to the Fixed Rate Swap Provider of all Secured Moneys owing to the Fixed Rate Swap Provider under the Fixed Rate Swap Agreement; and

(iii)	to each Currency Swap Provider of all Secured Moneys owing to that Currency Swap Provider under the Currency Swaps;

(d)	(Payment of other Secured Moneys to Class A Noteholders): fourth, in payment, pari passu and rateably:

(i)	to the Class A-1 Noteholders of the aggregate unreimbursed Charge-Offs in relation to such Class A-1 Notes (for this purpose the Australian dollar equivalent of such Secured Moneys in respect of such Class A-1 Notes will be calculated in accordance with Clause 4.2(a); actual conversion of all amounts to be applied under this Clause 4.1(d)(i) from Australian dollars to US$ will occur in accordance with Clause 4.2(b));

(ii)	to the Class A-2 Noteholders of the aggregate unreimbursed Charge-Offs in relation to such Class A-2 Notes (for this purpose the Australian dollar equivalent of such Secured Moneys in respect of such Class A-2 Notes will be calculated in accordance with Clause 4.2(a); actual conversion of all amounts to be applied under this Clause 4.1(d)(ii) from Australian dollars to US$ will occur in accordance with Clause 4.2(b));

(iii)	to the Class A-3 Noteholders of the aggregate unreimbursed Charge-Offs in relation to such Class A-3 Notes (for this purpose the Australian dollar equivalent of such Secured Moneys in respect of such Class A-3 Notes will be calculated in accordance with Clause 4.2(a); actual conversion of all amounts to be applied under this Clause 4.1(d)(iii) from Australian dollars to US$ will occur in accordance with Clause 4.2(b)); and

(iv)	to the Class A-4 Noteholders of the aggregate unreimbursed Charge-Offs in relation to such Class A-4 Notes (for this purpose the Australian dollar equivalent of such Secured Moneys in respect of such Class A-4 Notes will be calculated in accordance with Clause 4.2(a); actual conversion of all amounts to be applied under this Clause 4.1(d)(iv) from Australian dollars to US$ will occur in accordance with Clause 4.2(b));

(e)	(Payment of Exchange Rate differential to Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders): fifth, in payment pari passu and rateably:

(i)	to the Class A-1 Noteholders, if after the application of Clause 4.3 in respect of any Currency Swap Termination Proceeds under Clause 4.1(a) and the application of Clause 4.2(b) in respect of any Australian dollar payments under Clauses 4.1(c) and 4.1(d) there are still Secured Moneys owing in respect of the Class A-1 Notes (denominated in US$) then in payment, in accordance with Clause 4.2(c), amongst such Class A-1 Notes of such remaining Secured Moneys owing in relation to those Class A-1 Notes until, after the application of Clause 4.2(c), all Secured Moneys owing in respect of such Class A-1 Notes (denominated in US$) are paid to the Class A-1 Noteholders;

(ii)	to the Class A-2 Noteholders, if after the application of Clause 4.3 in respect of any Currency Swap Termination Proceeds under Clause 4.1(a) and the application of Clause 4.2(b) in respect of any Australian dollar payments under Clauses 4.1(c) and 4.1(d) there are still Secured Moneys owing in respect of the Class A-2 Notes (denominated in US$) then in payment, in accordance with Clause 4.2(c), amongst such Class A-2 Notes of such remaining Secured Moneys owing in relation to those Class A-2 Notes until, after the application of Clause 4.2(c), all Secured Moneys owing in respect of such Class A-2 Notes (denominated in US$) are paid to the Class A-2 Noteholders;

(iii)	to the Class A-3 Noteholders, if after the application of Clause 4.3 in respect of any Currency Swap Termination Proceeds under Clause 4.1(a) and the application of Clause 4.2(b) in respect of any Australian dollar payments under Clauses 4.1(c) and 4.1(d) there are still Secured Moneys owing in respect of the Class A-3 Notes (denominated in US$) then in payment, in accordance with Clause 4.2(c), amongst such Class A-3 Notes of such remaining Secured Moneys owing in relation to those Class A-3 Notes until, after the application of Clause 4.2(c), all Secured Moneys owing in respect of such Class A-3 Notes (denominated in US$) are paid to the Class A-3 Noteholders; and

(iv)	to the Class A-4 Noteholders, if after the application of Clause 4.3 in respect of any Currency Swap Termination Proceeds under Clause 4.1(a) and the application of Clause 4.2(b) in respect of any Australian dollar payments under Clauses 4.1(c) and 4.1(d) there are still Secured Moneys owing in respect of the Class A-4 Notes (denominated in US$) then in payment, in accordance with Clause 4.2(c), amongst such Class A-4 Notes of such remaining Secured Moneys owing in relation to those Class A-4 Notes until, after the application of Clause 4.2(c), all Secured Moneys owing in respect of such Class A-4 Notes (denominated in US$) are paid to the Class A-4 Noteholders;

(f)	(Payment of Class B Noteholders): sixth, in payment to the Class B Noteholders of all Secured Moneys in relation to the Class B Notes to be applied amongst them:

(i)	first, towards all interest accrued but unpaid on the Class B Notes (to be distributed pari passu and rateably amongst the Class B Notes); and

(ii)	second, in reduction of the Collateralised Amount in respect of the Class B Notes at that time and in reimbursement of any Class B Charge-Offs remaining unreimbursed from all prior Distribution Dates (to be distributed pari passu and rateably amongst the Class B Notes);

(g)	(Payment of Class C Noteholders): seventh, in payment to the Class C Noteholders of all Secured Moneys in relation to the Class C Notes to be applied amongst them:

(i)	first, towards all interest accrued but unpaid on the Class C Notes (to be distributed pari passu and rateably amongst the Class C Notes); and

(ii)	second, in reduction of the Collateralised Amount in respect of the Class C Notes at that time and in reimbursement of any Class C Charge-Offs remaining unreimbursed from all prior Distribution Dates (to be distributed pari passu and rateably amongst the Class C Notes);

(h)	(Payment of Class D Noteholders): eighth, in payment to the Class D Noteholders of all Secured Moneys in relation to the Class D Notes to be applied amongst them:

(i)	first, towards all interest accrued but unpaid on the Class D Notes (to be distributed pari passu and rateably amongst the Class D Notes); and

(ii)	second, in reduction of the Collateralised Amount in respect of the Class D Notes at that time and in reimbursement of any Class D Charge-Offs remaining unreimbursed from all prior Distribution Dates (to be distributed pari passu and rateably amongst the Class D Notes);

(i)	(Payment of Class E Noteholders): ninth, in payment to the Class E Noteholders of all Secured Moneys in relation to the Class E Notes to be applied amongst them:

(i)	first, towards all interest accrued but unpaid on the Class E Notes (to be distributed pari passu and rateably amongst the Class E Notes); and

(ii)	second, in reduction of the Collateralised Amount in respect of the Class E Notes at that time and in reimbursement of any Class E Charge-Offs remaining unreimbursed from all prior Distribution Dates (to be distributed pari passu and rateably amongst the Class E Notes);

(j)	(Payment of Seller Noteholders): tenth, in payment to the Seller Noteholders of all Secured Moneys in relation to the Seller Notes to be applied amongst them:

(i)	first, towards all interest accrued but unpaid on the Seller Notes (to be distributed pari passu and rateably amongst the Seller Notes); and

(ii)	second, in reduction of the Collateralised Amount in respect of the Seller Notes at that time and in reimbursement of any Seller Charge-Offs remaining unreimbursed from all prior Distribution Dates (to be distributed pari passu and rateably amongst the Seller Notes);

(k)	(Liquidity Reserve Balance): eleventh, in payment to MBL of the amount standing to the credit of the Liquidity Reserve Balance immediately prior to enforcement of the Security, if any, the amount of any Liquidity Reserve Draws remaining unreimbursed from prior Distribution Dates and the amount of any Redirected Liquidity Reserve Balance Excess; and

(l)	(Other Secured Moneys): twelfth, to pay (pari passu and rateably) to each Secured Creditor any remaining amounts forming part of the Secured Moneys and owing to that Secured Creditor.

4.2	Calculation and Conversion of Secured Moneys owing with respect to Notes denominated in US$

(a)	(Calculation for the purposes of Clauses 4.1(c)(i) and 4.1(d)(i) to (iv)): In determining the amount of any Secured Moneys to be distributed to:

(i)	the Class A-1 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(i);

(ii)	the Class A-2 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(ii);

(iii)	the Class A-3 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(iii); and

(iv)	the Class A-4 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(iv), the Security Trustee will calculate the amount of such Secured Moneys in Australian dollars by multiplying the amount of such Secured Moneys in US$ by:

(v)	if the relevant Currency Swap has not been terminated, the A$ Exchange Rate; or

(vi)	if the relevant Currency Swap has been terminated, the exchange rate below which produces the lowest amount in Australian dollars:

(A)	the A$ Exchange Rate; or

(B)	the spot exchange rate as advised to the Security Trustee by the Manager between the US$ and Australian dollars used for the calculation of any amounts payable on the occurrence of an “Early Termination Date” (if any) under the relevant Currency Swap.

(b)	(Payments in US$ converted by reference to spot rate): All actual payments to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders by the Security Trustee pursuant to this Deed and the Master Security Trust Deed must be made in US$ in accordance with this Clause 4.2(b) and, if applicable, Clause 4.2(c). The Security Trustee must convert (and pay to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders) all Australian dollar amounts payable to:

(i)	the Class A-1 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(i);

(ii)	the Class A-2 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(ii);

(iii)	the Class A-3 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(iii); and

(iv)	the Class A-4 Noteholders in accordance with Clauses 4.1(c)(i) and 4.1(d)(iv),

to US$ at the rate that it is able to acquire the US$ in the Australian spot foreign exchange market. It need only apply so many Australian dollars for this purpose as is sufficient to acquire the necessary US$ when combined with the US$ (if any) from the Currency Swap Termination Proceeds pursuant to Clause 4.3, as equals the Secured Moneys (denominated in US$) owing in respect of:

(v)	the relevant Class A-1 Notes (determined for the purposes of Clauses 4.1(c)(i) and 4.1(d)(i) in accordance with Clause 4.2(a));

(vi)	the relevant Class A-2 Notes (determined for the purposes of Clauses 4.1(c)(i) and 4.1(d)(ii) in accordance with Clause 4.2(a));

(vii)	the relevant Class A-3 Notes (determined for the purposes of Clauses 4.1(c)(i) and 4.1(d)(iii) in accordance with Clause 4.2(a)); and

(viii)	the relevant Class A-4 Notes (determined for the purposes of Clauses 4.1(c)(i) and 4.1(d)(iv) in accordance with Clause 4.2(a)).

If, after the application of this Clause 4.2(b) in respect of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes there is any surplus of Australian dollars, these are to be applied in accordance with Clause 4.1 to the Secured Creditors referred to therein and in the order set out in that Clause.

(c)	(Payments in US$ of Exchange Rate differential): The Security Trustee must convert (and pay to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders) all Australian dollar amounts payable to:

(i)	the Class A-1 Noteholders in accordance with Clause 4.1(e)(i);

(ii)	the Class A-2 Noteholders in accordance with Clause 4.1(e)(ii);

(iii)	the Class A-3 Noteholders in accordance with Clause 4.1(e)(iii); and

(iv)	the Class A-4 Noteholders in accordance with Clause 4.1(e)(iv),

to US$ at the rate that it is able to acquire the US$ in the Australian spot foreign exchange market. It need only apply so many Australian dollars for this purpose as is sufficient to acquire the necessary US$ as equals the Secured Moneys (denominated in US$) owing in respect of:

(v)	the Class A-1 Notes in accordance with Clause 4.1(e)(i);

(vi)	the Class A-2 Notes in accordance with Clause 4.1(e)(ii);

(vii)	the Class A-3 Notes in accordance with Clause 4.1(e)(iii); and

(viii)	the Class A-4 Notes in accordance with Clause 4.1(e)(iv).

If, after the application of this Clause 4.2(c) in respect of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes there is any surplus of Australian dollars, these are to be applied in accordance with Clause 4.1 to the Secured Creditors referred to therein and in the order set out in that Clause.

(d)	(Voting Entitlements): In calculating the Secured Moneys for the purposes of the definitions of “Voting Entitlements” and “Voting Secured Creditors” and the Secured Moneys for the purposes of Schedule 1 of the Master Security Trust Deed, any Secured Moneys owing to Class A-1 Noteholders in respect of the Class A-1 Notes, owing to Class A-2 Noteholders in respect of the Class A-2 Notes, owing to Class A-3 Noteholders in respect of the Class A-3 Notes or owing to Class A-4 Noteholders in respect of the Class A-4 Notes will be converted to Australian dollars from US$ at the A$ Exchange Rate.

4.3	Application of Currency Swap Termination Proceeds

Any Currency Swap Termination Proceeds received by the Security Trustee in relation to the Currency Swaps must be retained by the Security Trustee in US$ and must be invested by it in an interest bearing account in US$ with an Eligible Depository selected by it and must be applied, if there are any Secured Moneys owing in respect of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, first in accordance with Clause 4.1(a). If there are no such Secured Moneys owing in respect of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, or only part of the Currency Swap Termination Proceeds in relation to the Currency Swaps are required to pay all Secured Moneys (denominated in US$) owing in respect of any Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the Security Trustee shall convert the balance to Australian dollars at the spot foreign exchange rate for application in accordance with Clause 4.1 of this Deed and clause 13.1 of the Master Security Trust Deed.

5.	COLLATERAL UNDER FIXED RATE SWAP AGREEMENT OR CURRENCY SWAP AGREEMENT

Any Secured Property provided as collateral by a Fixed Rate Swap Provider or a Currency Swap Provider and any amount standing to the credit of the collateral account will not be available for distribution in accordance with Clause 4 of this Deed and clause 13.1 of the Master Security Trust Deed. Any such collateral or amount (as the case may be) shall (subject to the operation of any netting provisions in the relevant Fixed Rate Swap Agreement or Currency Swap Agreement) be returned to the relevant Fixed Rate Swap Provider or Currency Swap Provider except to the extent that the relevant Fixed Rate Swap Agreement or Currency Swap Agreement requires it to be applied to satisfy any obligation owed to the Trustee by the Fixed Rate Swap Provider or a Currency Swap Provider (as the case may be).

6.	MODIFICATION OF MASTER SECURITY TRUST DEED

Clauses 7(j) and 23.5 of the Master Security Trust Deed do not apply in respect of the Secured Series Trust and a new clause 7(j) is taken to apply to the Secured Series Trust as follows:

“(j)	any Secured Moneys in relation to the Secured Series Trust are not paid within ten days of when due in accordance with the corresponding Transaction Documents, provided that any failure to pay or repay any such amount relating to:

(i)	the Class B Notes, or any amount ranking equally with or below the Class B Notes under clause 13.1 of the Master Security Trust Deed, is not an Event of Default if any Class A Notes are outstanding;

(ii)	the Class C Notes, or any amount ranking equally with or below the Class C Notes under clause 13.1 of the Master Security Trust Deed, is not an Event of Default if any Class B Notes are outstanding;

(iii)	the Class D Notes, or any amount ranking equally with or below the Class D Notes under clause 13.1 of the Master Security Trust Deed, is not an Event of Default if any Class C Notes are outstanding;

(iv)	the Class E Notes, or any amount ranking equally with or below the Class E Notes under clause 13.1 of the Master Security Trust Deed, is not an Event of Default if any Class D Notes are outstanding; and

(v)	the Seller Notes is not an Event of Default if any amount ranking higher than the Seller Notes under clause 13.1 of the Master Security Trust Deed is outstanding.”.

7.	FOREIGN CURRENCY NOTE TRUST

The US$ Note Trust is a “Foreign Currency Note Trust” for the purposes of the Master Security Trust Deed, in relation to which:

(a)	(Foreign Currency Note Trustee): the US$ Note Trustee is a “Foreign Currency Note Trustee”;

(b)	(Foreign Currency Notes): the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are “Foreign Currency Notes”;

(c)	(Foreign Currency Noteholders): the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders are “Foreign Currency Noteholders”; and

(d)	(Foreign Currency Note Trust Deed): the US$ Note Trust Deed is a “Foreign Currency Note Trust Deed”.

8.	US$ NOTE TRUSTEE

8.1	Capacity

The US$ Note Trustee is a party to this Deed and, in accordance with clause 1.8, the Master Security Trust Deed, in its capacity as trustee for the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders from time to time under the US$ Note Trust Deed. Notwithstanding any other provision of this Deed or any provision of the Master Security Trust Deed, the US$ Note Trustee has no rights, obligations or liabilities under this Deed or the Master Security Trust Deed until the US$ Note Trust Deed has been executed by all parties to it.

8.2	Exercise of rights

Except as otherwise provided in this Deed and in the US$ Note Trust Deed:

(a)	(US$ Note Trustee): the rights, remedies and discretions of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders under this Deed including all rights to vote or give instructions or consent to the Security Trustee and to enforce any undertakings or warranties under this Deed or the Master Security Trust Deed may only be exercised by the US$ Note Trustee on behalf of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders in accordance with the US$ Note Trust Deed, unless the US$ Note Trustee has become bound to take steps or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, in which case such rights, remedies and discretions may be exercised by the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, as applicable; and

(b)	(Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders): except as set out in Clause 8.2(a), the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders may only exercise enforcement rights in respect of the Secured Property through the US$ Note Trustee and only in accordance with this Deed and the Master Security Trust Deed.

8.3	Instructions or directions

The Security Trustee may rely on any instructions or directions given to it by the US$ Note Trustee as being given on behalf of all the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the US$ Note Trust Deed, whether the US$ Note Trustee, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders or the Class A-4 Noteholders from time to time have complied with any requirements under the US$ Note Trust Deed or as to the reasonableness or otherwise of the US$ Note Trustee.

8.4	Payments

Any payment to be made to a Class A-1 Noteholder, a Class A-2 Noteholder, a Class A-3 Noteholder or a Class A-4 Noteholder under this Deed may be made to the US$ Note Trustee or a Paying Agent on behalf of that Class A-1 Noteholder, that Class A-2 Noteholder, that Class A-3 Noteholder or that Class A-4 Noteholder, as the case may be.

8.5	Notices

Any notice to be given to a Class A-1 Noteholder, a Class A-2 Noteholder, a Class A-3 Noteholder or a Class A-4 Noteholder under this Deed may be given to the US$ Note Trustee on behalf of that Class A-1 Noteholder, that Class A-2 Noteholder, that Class A-3 Noteholder or that Class A-4 Noteholder, as the case may be.

8.6	Limitation of US$ Note Trustee’s liability

The liability of the US$ Note Trustee under this Deed is limited in the manner and to the same extent as under the US$ Note Trust Deed and clause 8.3 of the US$ Note Trust Deed applies to this Deed as if set out in full.

8.7	Assignment by US$ Note Trustee

The US$ Note Trustee will not assign or otherwise transfer all or any part of the benefit of this Deed or any of its rights, duties and obligations under this Deed and the Master Security Trust Deed except to a substitute US$ Note Trustee appointed under and in accordance with the US$ Note Trust Deed.

9.	REPRESENTATION AS TO LEGAL PROCEEDINGS

The Security Trustee represents and warrants that there are no legal proceedings pending (or to its knowledge or awareness (as described in clause 1.2(q) of the Master Trust Deed, as incorporated into this Deed by Clause 1.2), contemplated by governmental authorities) against it (in its personal capacity rather than as trustee of the Security Trust established by entering into this Deed in accordance with clause 2.3 of the Master Security Trust Deed in relation to the Secured Series Trust), or of which any of its property is the subject, that are material to US$ Noteholders.

10.	POWERS OF A MEETING OF VOTING SECURED CREDITORS

Notwithstanding anything to the contrary in this Deed or the Master Security Trust Deed, the powers of a meeting of Voting Secured Creditors of the Secured Series Trust as set out in clause 13 of Schedule 1 to the Master Security Trust Deed are subject, to the extent applicable, to any contrary mandatory provision of the United States Trust Indenture Act of 1939.

11.	NOTICES

11.1	Method of Delivery

Subject to Clauses 11.3 and 11.4, any notice, request, certificate, approval, demand, consent or other communication to be given under this Deed or the Master Security Trust Deed must:

(a)	(In Writing and signed by an Authorised Officer): except in the case of communications by email, be in writing and signed by an Authorised Officer of the party giving the same; and

(b)	(Delivery): be:

(i)	left at the address of the addressee;

(ii)	sent by prepaid ordinary post to the address of the addressee;

(iii)	sent by facsimile to the facsimile number of the addressee; or

(iv)	sent by email by an Authorised Officer of the party giving the same in accordance with the addressee’s email details,

in each case, as specified in Clause 11.5 or as otherwise notified in writing by the relevant addressee from time to time to the other parties to this Deed as its address for service pursuant to this Deed and the Master Security Trust Deed.

11.2	Deemed Receipt

A notice, request, certificate, demand, consent or other communication under this Deed and the Master Security Trust Deed given in accordance with this Clause 11 is deemed to have been received:

(a)	(Delivery): where delivered in person, upon receipt;

(b)	(Post): where sent by post, on the 3rd (7th if outside Australia) day after posting;

(c)	(Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

(d)	(Email): where sent by email, on the date the email is received.

However, if the time of deemed receipt of any notice is not before 5.30 p.m. local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

11.3	Email

A notice, request, certificate, approval, demand, consent or other communication to be given under this Deed may only be given by email where the recipient has agreed that that communication or communications of that type, may be given by email.

11.4	Notice to Investors and other Secured Creditors

Any notice required or permitted to be given to an Investor pursuant to this Deed or the Master Security Trust Deed must be given, and will be deemed to be received:

(a)	(Unitholder and A$ Noteholder): in the case of notices to Unitholders or A$ Noteholders, in accordance with clause 24.4 of the Master Trust Deed;

(b)	(Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders): in the case of notices to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholder and the Class A-4 Noteholders, in accordance with Condition 11 of the US$ Note Conditions; and

(c)	(Other Secured Creditors): in the case of notices to any Secured Creditors of the Secured Series Trust which is not an Investor and is not otherwise a party to any Transaction Document, in accordance with clause 24.4 of the Master Trust Deed.

11.5	Contact information

The initial address, facsimile number and email address of the parties to this Deed and each other Transaction Document are:

(a)	US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank:

As set out in clause 21.7 of the US$ Note Trust Deed.

(b)	Issuer:

Perpetual Trustee Company Limited as trustee for the SMART 2012-4US Trust

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(c)	Security Trustee:

P.T. Limited

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(d)	MLPL, Servicer and Seller:

Macquarie Leasing Pty Limited

Level 1, 1 Martin Place

Sydney NSW 2000

Attention: Karleen Munns

Telephone: +612 8232 8072

Fax: +612 8232 9929

Email: Karleen.munns@macquarie.com

(e)	MBL:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(f)	Manager:

Macquarie Securities Management Pty Limited

1 Martin Place

Sydney NSW 2000

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(g)	Currency Swap Provider:

Australia and New Zealand Banking Group Limited

ANZ Market Operations

Level 15, 100 Queen Street

Melbourne, Victoria, 3000

Attention: Manager, Derivative Operations

Telephone: +613 9273 1629

Fax: +613 9273 1983

Email: globalconfirmations@anz.com

(h)	Fixed Rate Swap Provider:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000

Attention: Manager, Securitisation

Telephone: +612 8232 3333 Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

11.6	Clause 25 of the Master Security Trust Deed

Clause 25 of the Master Security Trust Deed does not apply in respect of the Secured Series Trust.

12.	GOVERNING LAW

This Deed is to be governed by and construed in accordance with the laws of the Australian Capital Territory and the parties submit to the jurisdiction of the courts of that Territory.

13.	COUNTERPARTS

This Deed may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

SCHEDULE 1

SECURED PROPERTY, SECURED CREDITORS AND SECURED MONEYS

1.	Secured Property

All of the present and after acquired property, undertaking and rights of the Secured Series Trust held by the Trustee from time to time including all Assets of the Secured Series Trust, the benefit of all covenants, agreements, undertakings, representations, warranties and other choses in action in favour of the Trustee under the Transaction Documents and the amount standing to the credit of the Liquidity Reserve Balance.

2.	Secured Creditors

Each A$ Noteholder, each Class A-1 Noteholder, each Class A-2 Noteholder, each Class A-3 Noteholder, each Class A-4 Noteholder, the Fixed Rate Swap Provider, the Currency Swap Provider, MBL, the US$ Note Trustee in its personal capacity in respect of any accrued and unpaid fees and expenses or other amounts due to, or unreimbursed to, it in respect of the Secured Series Trust, the Paying Agent, US$ Note Registrar, the Agent Bank, the Manager, the Servicer and the Seller and Secured Creditor means each of the Secured Creditors.

3.	Secured Moneys

All moneys the payment or repayment of which from time to time form part of the Obligations. Without limiting the generality of the foregoing, but without double counting, the Secured Moneys include any unreimbursed Charge-Offs.

SCHEDULE 2

PPSA – CLAUSE 16.19 OF THE SERIES SUPPLEMENT

(a)	(Seller, Servicer and Manager to take action): Without limiting any provision of any other Transaction Document, each of the Seller, the Servicer and the Manager, at its own cost, undertake to do all things reasonably necessary (including, without limitation, directing the Trustee or the Security Trustee to take any required action) from time to time to:

(i)	permit any security interest, which is an asset of the Series Trust, to be perfected by registration on the PPS Register;

(ii)	permit the Security (as defined in the General Security Deed) to be perfected by registration on the PPS Register; and

(iii)	otherwise perfect the Trustee’s interest in the assets of the Series Trust in the context of the PPSA,

immediately before, or promptly following, such security interests coming into existence.

(b)	(Trustee and Security Trustee to comply with directions): Each of the Trustee and the Security Trustee agree to comply with any reasonable directions given to them by the Seller, the Servicer or the Manager pursuant to Clause 16.19(a), provided that:

(i)	such directions contain sufficient detail as to the action required of the Trustee and/or Security Trustee;

(ii)	in the event that such directions are not sufficiently detailed to enable the Trustee and/or Security Trustee to comply, the Trustee and/or Security Trustee are not required to take any action other than to inform the Servicer, the Seller or Manager (as the case may be) that this is the case and specify the reason the Trustee and/or the Security Trustee is unable to comply;

(iii)	all costs and expenses incurred by the Trustee and/or Security Trustee (including time in attendance) shall be Series Trust Expenses; and

(iv)	in the absence of any such directions, the Trustee and/or Security Trustee are not required to take any action with respect to the PPSA.

(c)	(Trustee and Security Trustee limitation of liability): Neither the Trustee nor the Security Trustee:

(i)	is responsible for ensuring that the PPSA is complied with in relation to the Series Trust and the Security Trust or for ensuring the accuracy, completeness or effectiveness (as the case may be) of any registration, perfection or priority of any security interest; nor

(ii)	shall be liable to any person for any loss arising in relation to the Series Trust in connection with the PPSA, the PPS Register, any defect in registration or loss of priority in connection therewith, acting on the directions of the Seller, the Manager and/or the Servicer in accordance with this Clause 16.19 or any failure of the Seller, the Manager and/or the Servicer to comply with its obligations in this Clause 16.19 (except to the extent that such loss is a direct result of a breach by the Trustee or the Security Trustee of its obligations under this Clause 16.19).

(d)	(Interpretation): In this Clause 16.19, terms defined in the PPSA but not otherwise defined in this Deed (including by reference or incorporation) have the meanings given to them in the PPSA.

SIGNATORIES

EXECUTED as a DEED.

SIGNED SEALED and DELIVERED for and on behalf of P.T. LIMITED ABN 67 004 454 666 by
and	/s/ Hagbarth Strom Manager
its Attorneys under a Power of Attorney	Signature of Attorney
dated 31 March 2009 and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney, in the presence of:

/s/ Jamie Taylor	/s/ Nora McDonnell Manager
Signature of Witness	Signature of Attorney

Jamie Taylor
Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443
by
and	/s/ Kevin Lee Division Director
its Attorneys under a Power of Attorney	Signature of Attorney
dated and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney, in the presence of:

/s/ Matthew Palmer	/s/ Margot Branson Division Director Legal Risk Management
Signature of Witness	Signature of Attorney

Matthew Palmer Senior Lawyer Legal Risk Management
Name of Witness in full

SIGNED SEALED and DELIVERED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 by
and
its Attorneys under a Power of Attorney
dated 31 March 2009	/s/ Hagbarth Strom Manager
and each Attorney declares that he or she has not received any notice of the revocation of such Power of Attorney, in the presence of:	Signature of Attorney

/s/ Jamie Taylor	/s/ Nora McDonnell Manager
Signature of Witness	Signature of Attorney

Jamie Taylor
Name of Witness in full

EXECUTED by THE BANK OF NEW YORK MELLON
by:

/s/ Erika Walker

Signature of Authorised Signatory

Erika Walker Vice President

Name of Authorised Signatory